UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2012

AV Homes, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

395 Village Drive Kissimmee, Florida	34759
(Address of Principal Executive Offices)	(Zip Code)

(863) 427-7180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

AV Homes, Inc. (the “Company”) held its annual meeting of stockholders on July 24, 2012. At the annual meeting, the Company’s stockholders (1) re-elected each of the persons listed below to serve as a member of the board of directors of the Company until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his death, resignation or removal; and (2) approved the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending December 31, 2012.

Shares were voted as follows:

Proposal 1, Election of Directors

Name	For	Withheld	Broker Non-Votes
Allen J. Anderson	9,424,856	95,214	1,847,497
Paul D. Barnett	9,415,224	104,846	1,847,497
Roger W. Einiger	7,290,667	2,229,403	1,847,497
Reuben S. Leibowitz	9,424,600	95,470	1,847,497
Joshua Nash	8,231,643	1,288,427	1,847,497
Joel M. Simon	9,414,620	105,450	1,847,497

Proposal 2, Approval of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2012

For	Against	Abstain
11,349,269	16,473	1,825

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2012	AV Homes, Inc.

	By:	/s/ Allen J. Anderson
	Name:	Allen J. Anderson,
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)